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                                                                    EXHIBIT 10.2

                                 RIBAPHARM INC.

                         EMPLOYEE STOCK PURCHASE PROGRAM

                                    ARTICLE 1

                                     PURPOSE

RIBAPHARM INC. Employee Stock Purchase Program (the "Program") is created for the purpose of encouraging stock ownership by employees of RIBAPHARM INC. (the "Company") so that they may share in the ownership of the Company by acquiring or increasing their proprietary interest in the Company by purchasing shares of the Company on the open market following the Company's initial public offering (the "IPO") with amounts accumulated through payroll deductions.

                                    ARTICLE 2

                          ADMINISTRATION OF THE PROGRAM

The Program will be administered by a committee (the "Committee") appointed by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall determine the number of members of the Committee and, from time to time, may add or remove members from the Committee. The Committee may select one of its members as chairperson and may hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provision of the Program shall be final unless otherwise determined by the Compensation Committee. The Committee may adopt, from time to time, such rules and regulations as it deems appropriate for carrying out the Program. No member of the Compensation Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Program.

In the event the Compensation Committee fails to appoint or refrains from appointing a Committee, the Compensation Committee shall have the power and authority to administer the Program. In such event, the term "Committee" wherever used herein shall be deemed to mean the Compensation Committee.
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                                    ARTICLE 3

                               ELIGIBLE EMPLOYEES

All employees of the Company will be eligible to participate in the Program; provided, however, the Committee may designate that certain employees or classes of employees shall not participate in the Program.

                                    ARTICLE 4

                             SHARES TO BE PURCHASED

The stock subject to purchase under the Program is the Class A common stock, par value $.01 per share, of the Company (the "Shares") which will be purchased on the open market following the IPO.

                                    ARTICLE 5

                              COMPANY EXPENDITURES

The Company will limit its expenditures under the Program to those involved in making payroll deductions and paying the reasonable administrative fees of the broker or other agent designated from time to time by the Committee to purchase Shares under the Program. The Company shall not pay for other transaction charges involved in purchasing Shares or for the costs involved with a participating employee's sale of Shares purchased under the Program. The Company will not make any contributions to the Program or otherwise subsidize the cost of acquiring Shares pursuant to the Program.

                                    ARTICLE 6

                               PAYROLL DEDUCTIONS

All Shares purchased under the Program shall be with amounts withheld from the pay of participating employees through authorized payroll deductions. Participating employee payroll deductions shall be in whole dollar increments of the employee's base pay for any payroll period, with a minimum deduction of not less than $10 per week and a maximum deduction not to exceed 10% of the participating employee's gross base pay (exclusive of overtime and net of withholding and other deductions). Participating employees may authorize increases or decreases in the amount of payroll deductions by forwarding notice of the change to the Company. Such change in the amount of the payroll deductions shall be effective as soon as administratively practicable following the receipt of such notice.



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                                    ARTICLE 7

                     AUTHORIZATION FOR ENTERING THE PROGRAM

An eligible employee may enter the Program by completing, signing, and delivering to the Company an authorization form provided by the Company. Such authorization will take effect as soon as administratively practicable following the receipt of the authorization form. Unless a participating employee authorizes changes to his or her payroll deductions in accordance with Article 6 or withdraws from the Program in accordance with Article 12 or Article 14, his or her deductions under the latest authorization on file with the Company shall continue from one payroll period to the succeeding payroll period as long as the Program remains in effect.

                                    ARTICLE 8

                        REMITTANCE OF PAYROLL DEDUCTIONS

The Committee will establish one or more accounts under which it will credit to each participant amounts deducted from the participant's pay pursuant to Articles 6 and 7. No interest or other earnings shall be paid on such amounts. The Company shall remit the accumulated payroll deductions to the designated broker on a weekly basis for the purchase of Shares pursuant to Article 9 below. The Committee or its designee (which may be the designated broker) shall provide for the maintenance of suitable records to reflect the payroll deductions and Shares purchased for each participating employee.

                                    ARTICLE 9

                               PURCHASE OF SHARES

Following the IPO, the designated broker shall purchase Shares under the Program on the open market at the then current market price for any week at any time during that week or as soon as administratively practicable following the receipt of the accumulated employee payroll deductions and shall allocate such Shares (or fractions thereof) to individual accounts maintained for each participating employee. In the event the purchase of the Shares takes place over a number of days and at different prices, then the number of Shares purchased for each participating employee in such week shall be determined on the basis of the average market price per share over such period.



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                                   ARTICLE 10

                         MAINTENANCE OF BROKER ACCOUNTS

The Shares purchased under the Program shall be held by the broker or its nominee. Each participating employee shall receive a statement (not less frequently than quarterly) issued by the broker which will evidence all activity in his or her account.

                                   ARTICLE 11

                             RIGHTS AS A STOCKHOLDER

Following the purchase and allocation of Shares to a participating employee's account, the participating employee shall have all of the rights and privileges of a stockholder of the Company, and nothing in the Program shall be construed as diminishing a participating employee's rights as a stockholder. As a stockholder, each participating employee has the right to sell at any time all or any portion of the Shares acquired under the Program and held by the broker. All such sales of the Shares will be subject to compliance with any applicable federal or state securities, tax, or other laws. All participating employees assume the risk of fluctuations in the market price of the Shares.

                                   ARTICLE 12

                           WITHDRAWAL FROM THE PROGRAM

A participating employee may withdraw from the Program at any time by delivering a notice of withdrawal to the Committee. Upon processing of any such written notice, no further payroll deductions will be made with respect to such employee during any subsequent payroll periods. Any such payroll deductions accumulated with respect to such employee prior to the processing of such notice to stop participation shall be applied toward purchasing Shares as provided in Sections 8 and 9 above. A participating employee may elect to resume participation in the Program by providing an authorization form pursuant to Section 7 above; provided, however, that such participating employee may not resume participation for a period of three months following his or her withdrawal from the Program. Following such three-month period, an employee's election to resume participation shall be effective as soon as administratively practicable following the processing of such authorization form.



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                                   ARTICLE 13

                            NO TRANSFER OR ASSIGNMENT

An employee's rights to purchase Shares under the Program through payroll deductions are his or hers alone and may not be transferred or assigned to, or availed of, by any other person.

                                   ARTICLE 14

                         TERMINATION OF EMPLOYEE RIGHTS

All of a participating employee's rights to purchase Shares under the Program will terminate when he or she ceases to be an employee due to retirement, resignation, death, termination, or for any other reason. A notice of withdrawal will be deemed to have been received from an employee on the day his or her employment ceases.

The Program shall not confer upon any participating employee any right to continue in the employ of the Company.

                                   ARTICLE 15

                    TERMINATION AND AMENDMENT TO THE PROGRAM

The Program may be terminated at any time by the Committee. Upon such termination or any other termination of the Program, all payroll deductions shall cease. The Committee may also amend the Program from time to time in any respect.



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